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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated March 25, 2002 relating to the consolidated financial statements of AT&T Corp., which appears in AT&T Corp.'s Annual Report on Form 10K/A for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 25, 2002 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
May 9, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT